Exhibit 99.1

Credo Reports Second Quarter of Fiscal Year 2025
Financial Results

San Jose, Calif. (December 2, 2024) - Credo Technology Group Holding Ltd (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved energy efficiency as data rates and corresponding bandwidth requirements increase through the data infrastructure market, today reported financial results for the second quarter of fiscal year 2025, ended November 2, 2024.

Second Quarter of Fiscal Year 2025 Financial Highlights

•Revenue of $72.0 million, grew by 20.6% quarter over quarter and 63.6% year over year
•GAAP gross margin of 63.2% and non-GAAP gross margin of 63.6%
•GAAP operating expenses of $53.9 million and non-GAAP operating expenses of $37.6 million
•GAAP net loss of $(4.2) million and non-GAAP net income of $12.3 million
•GAAP diluted net loss per share of $(0.03) and non-GAAP diluted net income per share of $0.07
•Ending cash and short-term investment balance of $383.0 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the fiscal second quarter ended November 2, 2024 Credo generated record revenue of $72.0 million, up 21% sequentially and 64% year over year. The second quarter was our most successful to date across our three main product lines and Credo delivered total product revenue of $69.1 million. For the past few quarters, we have anticipated an inflection point in our revenues during the second half of fiscal 2025. I am pleased to share that this turning point has arrived, and we are experiencing even greater demand than initially projected, driven by AI deployments and deepening customer relationships.”

Third Quarter of Fiscal 2025 Financial Outlook

•Revenue is expected to be between $115.0 million and $125.0 million
•GAAP gross margin is expected to be between 60.6% and 62.6%, and non-GAAP gross margin is expected to be between 61.0% and 63.0%
•GAAP operating expenses are expected to be between $58.6 million and $60.6 million, and non-GAAP operating expenses are expected to be between $42.0 million and $44.0 million

Conference Call

Credo will conduct a conference call on Monday, December 2, 2024, at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2025, ended November 2, 2024. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI87c69953bb554b49af7cc32591eee82a. After registering, a confirmation will be sent through email, including dial-in details and a unique conference call code for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s ongoing operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 24, 2024, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	November 2, 2024	August 3, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Revenue:
Product sales	$64,443	$53,839	$34,247	$118,282	$64,275
Product engineering services	4,632	3,486	2,434	8,118	4,727
IP license	2,959	2,389	7,354	5,348	10,128
Total revenue	72,034	59,714	44,035	131,748	79,130
Cost of revenue:
Cost of product sales revenue	25,883	21,884	17,346	47,767	31,214
Cost of product engineering services revenue	571	452	171	1,023	464
Cost of IP license revenue	68	95	401	163	545
Total cost of revenue	26,522	22,431	17,918	48,953	32,223
Gross profit	45,512	37,283	26,117	82,795	46,907
Operating expenses:
Research and development	31,742	30,409	21,736	62,151	44,374
Selling, general and administrative	22,177	21,325	13,256	43,502	25,799
Total operating expenses	53,919	51,734	34,992	105,653	70,173
Operating loss	(8,407)	(14,451)	(8,875)	(22,858)	(23,266)
Other income, net	4,474	5,533	2,702	10,007	4,859
Loss before income taxes	(3,933)	(8,918)	(6,173)	(12,851)	(18,407)
Provision (benefit) for income taxes	292	622	450	914	(87)
Net loss	$(4,225)	$(9,540)	$(6,623)	$(13,765)	$(18,320)
Net loss per share:
Basic and diluted	$(0.03)	$(0.06)	$(0.04)	$(0.08)	$(0.12)
Weighted-average shares used in computing net loss per share:
Basic and diluted	166,487	165,140	150,232	165,789	149,755

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	November 2, 2024	April 27, 2024
Assets
Current assets:
Cash and cash equivalents	$239,237	$66,942
Short-term investments	143,716	343,061
Accounts receivable	81,776	59,662
Inventories	36,313	25,907
Contract assets	19,977	21,562
Prepaid expenses and other current assets	17,233	13,131
Total current assets	538,252	530,265
Property and equipment, net	68,226	43,665
Right of use assets	15,190	13,077
Other non-current assets	16,883	14,925
Total assets	$638,551	$601,932
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$13,026	$13,417
Accrued compensation and benefits	9,182	9,000
Accrued expenses and other current liabilities	25,390	18,301
Deferred revenue	2,047	3,902
Total current liabilities	49,645	44,620
Non-current operating lease liabilities	12,945	11,133
Other non-current liabilities	8,054	5,981
Total liabilities	70,644	61,734
Shareholders' equity:
Ordinary shares	8	8
Additional paid in capital	717,319	676,054
Accumulated other comprehensive loss	(310)	(519)
Accumulated deficit	(149,110)	(135,345)
Total shareholders' equity	567,907	540,198
Total liabilities and shareholders' equity	$638,551	$601,932

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	November 2, 2024	August 3, 2024	October 28, 2023	November 2, 2024	October 28, 2023
GAAP gross profit	$45,512	$37,283	$26,117	$82,795	$46,907
Reconciling item:
Share-based compensation	331	281	250	612	439
Total reconciling item:	331	281	250	612	439
Non-GAAP gross profit (A)	$45,843	$37,564	$26,367	$83,407	$47,346

GAAP gross margin	63.2%	62.4%	59.3%	62.8%	59.3%
Non-GAAP gross margin	63.6%	62.9%	59.9%	63.3%	59.8%

Total GAAP operating expenses	$53,919	$51,734	$34,992	$105,653	$70,173
Reconciling item:
Share-based compensation	(16,332)	(16,359)	(7,894)	(32,691)	(15,673)
Total reconciling item:	(16,332)	(16,359)	(7,894)	(32,691)	(15,673)
Total Non-GAAP operating expenses (B)	$37,587	$35,375	$27,098	$72,962	$54,500

GAAP operating loss	$(8,407)	$(14,451)	$(8,875)	$(22,858)	$(23,266)
Non-GAAP operating income (loss) (A-B)	$8,256	$2,189	$(731)	$10,445	$(7,154)

GAAP operating loss margin	(11.7)%	(24.2)%	(20.2)%	(17.3)%	(29.4)%
Non-GAAP operating income (loss) margin	11.5%	3.7%	(1.7)%	7.9%	(9.0)%

GAAP net loss	$(4,225)	$(9,540)	$(6,623)	$(13,765)	$(18,320)
Reconciling items:
Share-based compensation	16,663	16,640	8,144	33,303	16,112
Pre-tax total reconciling item	16,663	16,640	8,144	33,303	16,112
Other income tax effects and adjustments	(183)	(61)	(358)	(244)	(1,350)
Non-GAAP net income (loss)	$12,255	$7,039	$1,163	$19,294	$(3,558)

GAAP weighted-average shares - basic	166,487	165,140	150,232	165,789	149,755
GAAP weighted-average shares - diluted	166,487	165,140	150,232	165,789	149,755
Non-GAAP adjustment	15,769	15,894	14,664	16,087	—
Non-GAAP weighted-average shares - diluted	182,256	181,034	164,896	181,876	149,755

GAAP diluted net income (loss) per share	$(0.03)	$(0.06)	$(0.04)	$(0.08)	$(0.12)
Non-GAAP diluted net income (loss) per share	$0.07	$0.04	$0.01	$0.11	$(0.02)

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ending February 1, 2025
	Low	High

GAAP gross margin	60.6%	62.6%
Reconciling item:
Share-based compensation	0.4%	0.4%
Total reconciling item:	0.4%	0.4%
Non-GAAP gross margin	61.0%	63.0%

Total GAAP operating expenses	$58.6	$60.6
Reconciling item:
Share-based compensation	16.6	16.6
Total reconciling item:	16.6	16.6
Total Non-GAAP operating expenses	$42.0	$44.0